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               NEW ENGLAND WATER HEATER CO., INC.
                      Statement of Income
                  Period Ended March 31, 1999
 (expressed in millions, rounded to hundred thousands of dollars)
               (Unaudited, subject to adjustment)


                                                  Quarter
                                                  -------
 Revenues                                                              $2.5
                                                                       ----

 Operating expenses
  Cost of sales                                                       0.6
  Other operation                                                0.4
  Depreciation                                                   0.6
  Taxes                                                     0.4
                                                                  ----
     Total operating expenses                               2.0
                                                                  ----
 Net income                                                                 $0.5
                                                                  ====
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